Exhibit 99.1
This Proxy is solicited by the Board of Directors of Barr Pharmaceuticals, Inc. for use at the Special Meeting on        .
By signing this proxy, the undersigned revokes all prior proxies and appoint Bruce L. Downey and Frederick J. Killion, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of common stock of Barr Pharmaceuticals, Inc. held in the undersigned’s account on          at the Special Meeting of Stockholders of Barr Pharmaceuticals Inc., and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Downey and Mr. Killion are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action at the Special Meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY AND APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AS APPLICABLE.

The undersigned hereby acknowledges receipt of the accompanying notice of Special Meeting of Stockholders and Proxy Statement for the 2008 Special Meeting of Stockholders.	SEE REVERSE SIDE
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

		FOR	AGAINST	ABSTAIN
1.	Adoption of the Agreement and Plan of Merger, dated as of July 18, 2008 by and among Barr Pharmaceuticals, Inc., Teva Pharmaceutical Industries Ltd. and Boron Acquisition Corp., as it may be amended from time to time.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger referred to in proposal 1.	☐	☐	☐

Signature	Signature	Date

(Please sign exactly as name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.)

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/brl		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.